As filed with the Securities and Exchange Commission on February 26, 2002
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               DIONEX CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                94-2647429
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                               ------------------

                                 1228 Titan Way
                               Sunnyvale, CA 94086
                    (Address of principal executive offices)

                               ------------------

                      Dionex Corporation Stock Option Plan
                            (Full title of the plans)

                                A. Blaine Bowman
                      President and Chief Executive Officer
                                 1228 Titan Way
                               Sunnyvale, CA 94086
                                 (408) 737-0700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:
                          Christopher A. Westover, Esq.
                             Jodie M. Bourdet, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed Maximum         Proposed Maximum
                                          Amount to be    Offering Price Per       Aggregate Offering
Title of Securities to be Registered      Registered(1)        Share (2)               Price (2)          Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.001 par          1,000,000            $24.45              $24,450,000.00                $2,249.40
value per share, reserved for future
grant under the Dionex Corporation
Stock Option Plan
====================================================================================================================================

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Dionex Corporation Stock Option Plan (the "Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Dionex Corporation (the "Company" or "Registrant").

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on February 22, 2002 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).


                                                                     Page 1 of 7
                                                         Exhibit Index at Page 5

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                NOS. 33-40796, 33-65081, 333-39319 AND 333-93473

     The contents of the Registration Statements on Form S-8 Nos. 33-40796, 33-65081, 333-39319 and 333-93473 filed with the Securities and Exchange Commission on May 23, 1991, December 15, 1995, November 3, 1997 and December 23, 1999, respectively, are incorporated by reference herein.

                                    EXHIBITS

Exhibit
Number

5.1            Opinion of Cooley Godward LLP

23.1           Independent Auditors' Consent

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1           Power of Attorney is contained on the signature pages

99.1           Dionex   Corporation   Stock  Option  Plan  and  forms  of  grant
               thereunder (1)

(1) Filed as an exhibit to the Form S-8 Registration Statement (Registration No. 333-39319) on November 3, 1997, and incorporated herein by reference.


                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 25, 2002.


                                DIONEX CORPORATION


                                By: /s/ A. Blaine Bowman
                                    -------------------------------------------
                                A. Blaine Bowman
                                President, Chief Executive Officer and Director



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Blaine Bowman and Craig A. McCollam, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                              Date
              ---------                                 -----                              ----

/s/ A. Blaine Bowman                      President, Chief Executive Officer         February 25, 2002
------------------------------------      and Director (Principal Executive
          (A. BLAINE BOWMAN)              Officer)


/s/ Craig A. McCollam                     Vice President, Finance and                February 25, 2002
------------------------------------      Administration (Principal Financial
          (CRAIG A. MCCOLLAM)             and Accounting Officer)


/s/ David L. Anderson                     Director                                   February 25, 2002
------------------------------------
          (DAVID L. ANDERSON)


/s/ James F. Battey                       Director                                   February 25, 2002
------------------------------------
           (JAMES F. BATTEY)


                                       3.



/s/ B.J. Moore                            Director                                   February 25, 2002
------------------------------------
             (B.J. MOORE)


/s/ Riccardo Pigliucci                    Director                                   February 25, 2002
------------------------------------
         (RICCARDO PIGLIUCCI)


                                       4.

                                  EXHIBIT INDEX


 Exhibit                                                         Sequential Page
  Number                  Description                                Numbers

    5.1    Opinion of Cooley Godward LLP                                 6

   23.1    Independent Auditors' Consent                                 7

   23.2    Consent of Cooley Godward LLP is contained in
           Exhibit 5.1 to this Registration Statement                    --

   24.1    Power of Attorney is contained on the signature
           pages.                                                        --

   99.1    Dionex Corporation Stock Option Plan and forms of
           grant thereunder (1)                                          --


(1) Filed as an exhibit to the Form S-8 Registration Statement (Registration No. 333-39319) on November 3, 1997, and incorporated herein by reference.


                                       5.